Exhibit 10.2

Form of Revolving Note

Lender:	New York, New York
Principal Sum:	October [__], 2005

For value received, American Seafoods Group LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) for the account of its Applicable Lending Office, at the office of Bank of America, N.A. (the “Administrative Agent”) as set forth in that certain Third Amended and Restated Credit Agreement dated as of October [__], 2005 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, American Seafoods Consolidated LLC, a Delaware limited liability company, ASG Consolidated LLC, a Delaware limited liability company, the banks and other financial institutions from time to time party thereto, Wells Fargo Bank, N.A., as Swingline Lender, DnB NOR Bank ASA, as Documentation Agent, Islandsbanki HF, Harris N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, and Bank of America, N.A., as Administrative Agent and Issuing Lender, the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of reasonable out-of-pocket collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all reasonable out-of-pocket costs of collection, including reasonable attorney fees, as provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Revolving Loan then outstanding shall be endorsed by the Lender on the schedule attached to and made a part hereof provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Revolving Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information.

This Revolving Note and the Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose on behalf of the Borrower as provided in Section 10.03(c) of the Credit Agreement.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.

AMERICAN SEAFOODS GROUP LLC

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type	Amount of Principal Repaid	Notation Made By